                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
             _______________________________________________________
                              REGISTRATION STATEMENT
                                   ON FORM S-8
                                      Under
                             THE SECURITIES ACT OF 1933


                               TELTONE CORPORATION
             _______________________________________________________
              (Exact name of registrant as specified in its charter)


             WASHINGTON                                   91-0839067
     (State or other jurisdiction                       (IRS Employer
   of incorporation or organization)                  Identification No.)


    22121 - 20TH AVENUE S.E., BOTHELL, WASHINGTON           98021-4408
----------------------------------------------------------------------------
       (Address of Principal Executive Offices)             (Zip Code)

                      TELTONE CORPORATION 1992 STOCK OPTION PLAN
             ----------------------------------------------------------
                            (Full title of the plan)


                               Richard W. Soshea
                           22121 -- 20th Avenue S.E.
                         Bothell, Washington 98021-4408
----------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (206) 487-1515
        ---------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                            Christopher H. Cunningham
                              Preston Gates & Ellis
                              5000 Columbia Center
                                701 Fifth Avenue
                         Seattle, Washington  98104-7078


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
Title of each class                     Proposed maximum     Proposed maximum
of securities to be    Amount to be    offering price per   aggregate offering       Amount of
  registered            registered           share*               price*         registration fee
-------------------   --------------   ------------------   ------------------   -----------------

Common stock
 no par value         300,000 shares         $1.00             $300,000              $103.45



        *Based on the average of the bid and asked price on February 8, 1996 as reported on the NASD Bulletin Board System, exclusively used to calculate the registration fee pursuant to Rule 457(c).

                     The Index to Exhibits is located at Page 5.

        The contents of the registration statement on Form S-8, filed by Teltone Corporation on October 14, 1992, Number 33-53278, are incorporated by reference into this registration statement.

                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington on the 7th day of February, 1996.

                                          TELTONE CORPORATION

                                                \s\ Richard W. Soshea
                                          ------------------------------------
                                          By Richard W. Soshea
                                          Its:  PRESIDENT


                                    POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Soshea, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                  Title                         Date
----                                  -----                         ----

 /s/ Richard W. Soshea                                         February 7, 1996
---------------------------
Richard W. Soshea
                            President and Chief Executive
                            Officer, Director (Principal
                            Executive Officer)



 /s/ Debra L. Griffith                                         February 7, 1996
---------------------------
Debra L. Griffith
                             Vice President, Finance and
                             Administration, Chief Financial
                             Officer (Principal Financial and
                             Accounting Officer)


 /s/ Charles L. Anderson     Director                          January 31, 1996
---------------------------
Charles L. Anderson


                             Director                          January __, 1996
---------------------------
Hubert Kertz



 /s/ Charles P. Waite        Director                          January 30, 1996
---------------------------
Charles P. Waite

 /s/ Donald C. Wilson        Director                          January 27, 1996
---------------------------
Donald C. Wilson



 /s/ Paul Wythes             Director                          January 31, 1996
---------------------------
Paul Wythes

                               INDEX TO EXHIBITS

Exhibit No.                           Description                          Page
-----------                           -----------                          ----
       23.1      Consent of Price Waterhouse LLP as Independent Auditors

        24       Power of Attorney                                           3